Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Registration Nos. 333-237774 and 333-238162) and Form S-8 (Registration Nos. 333-206803, 333-221019, 333-229429 and 333-258624) of Medigus Ltd. of our report dated April 21, 2020 relating to the financial statements, which appears in this Form 20-F.

/s/ Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Tel Aviv, Israel

April 29, 2022